Exhibit 77(e)(3)

AMENDED AND RESTATED
SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING EQUITY TRUST

and

ING INVESTMENTS, LLC

Series	Annual Investment Management Fee
	(as a percentage of average daily net assets)

ING Index Plus LargeCap Equity Fund	Index Plus LargeCap Period	0.45%

ING Index Plus LargeCap Equity Fund II	Index Plus LargeCap Period	0.45%

ING Index Plus LargeCap Equity Fund III	Index Plus LargeCap Period	0.45%

ING Index Plus LargeCap Equity Fund IV	Index Plus LargeCap Period	0.45%

ING Index Plus LargeCap Equity Fund V	Index Plus LargeCap Period	0.45%

ING Index Plus LargeCap Equity Fund VI	Index Plus LargeCap Period	0.45%

ING Index Plus LargeCap Equity Fund VII	Index Plus LargeCap Period	0.45%

ING Principal Protection Fund VIII	Offering Phase	0.25%
	Guarantee Period:
	- Equity Component	0.80%
	- Fixed Component	0.55%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.55%
	Index Plus LargeCap Period	0.45%

Series	Annual Investment Management Fee
	(as a percentage of average daily net assets)

ING Principal Protection Fund IX	Offering Phase	0.25%
	Guarantee Period:
	- Equity Component	0.80%
	- Fixed Component	0.55%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.55%
	Index Plus LargeCap Period	0.45%

ING Principal Protection Fund X	Offering Phase	0.25%
	Guarantee Period:
	- Equity Component	0.80%
	- Fixed Component	0.55%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.55%
	Index Plus LargeCap Period	0.45%

ING Principal Protection Fund XI	Offering Phase	0.25%
	Guarantee Period:
	- Equity Component	0.80%
	- Fixed Component	0.55%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.55%
	Index Plus LargeCap Period	0.45%

ING Principal Protection Fund XII	Offering Phase	0.25%
	Guarantee Period:
	- Equity Component	0.80%
	- Fixed Component	0.55%
	- ETF & Futures Strategy
	in lieu of Equity Strategy	0.55%
	Index Plus LargeCap Period	0.45%